Exhibit 17(b)

[Proxy Card Front]

BlackRock FundsSM, on behalf of its series

BlackRock Index Equity Portfolio

100 Bellevue Parkway

Wilmington, Delaware 19809

PROXY

This proxy is solicited on behalf of the Board of Trustees

The undersigned shareholder of BlackRock Index Equity Portfolio, a series of BlackRock FundsSM, a Massachusetts business trust (the “Fund”), hereby appoints Howard Surloff, Ben Archibald, Aaron Wasserman, John Perlowski, Neal J. Andrews, Jay M. Fife, Brendan Kyne and Janey Ahn, or each of them, each with the power to appoint his or her substitute, (i) as proxies for the undersigned, and hereby authorizes each of them to attend the special meeting of the shareholders of the Fund to be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, NJ 08540-6455, on Friday, October 12, 2012 at 9:00 a.m. (Eastern time) (the “Fund Special Meeting”), and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Fund Special Meeting and otherwise to represent the undersigned at the Fund Special Meeting with all powers possessed by the undersigned if personally present at the Fund Special Meeting and (ii) to instruct the Fund to cast all votes of its interests of Master S&P 500 Index Series, a series of Quantitative Master Series LLC, a Delaware limited liability company (the “Target Master Portfolio”), that the Fund is entitled to cast at the special meeting of the interestholders of the Target Master Portfolio to be held at the same time and place as the Fund Special Meeting (the “Master Fund Special Meeting” and, together with the Fund Special Meeting, the “Special Meeting”), and any adjournment or postponement thereof, as instructed by the undersigned below. The undersigned hereby acknowledges receipt of the Notice of the Meeting and the accompanying Combined Prospectus/Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

You are not an interestholder of the Target Master Portfolio. However, as a shareholder of the Fund, which invests all of its investable assets in the Target Master Portfolio, you are being asked to provide instructions as to how the Fund should vote its shares of the Target Master Portfolio with respect to the proposal discussed below.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Proposals.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast (or the Fund is entitled to cast) at the Special Meeting as marked, or if not marked, to vote “FOR” each Proposal, and to use their discretion to vote for any procedural matter relating to the Proposal as permitted by applicable law and as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (a “Reorganization Agreement”) pursuant to which the Target Master Portfolio would transfer all of its assets to the S&P 500 Stock Master Portfolio (the “Acquiring Master Portfolio”), a series of Master Investment Portfolio, in exchange for the assumption by the Acquiring Master Portfolio of certain stated liabilities of the Target Master Portfolio and interests of the Acquiring Master Portfolio, as detailed in the Reorganization Agreement, which interests will be distributed by the Target Master Portfolio to your Fund on a pro rata basis in complete liquidation of the Target Master Portfolio.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider a proposal to approve a Reorganization Agreement pursuant to which the Fund would transfer all of its assets to the BlackRock S&P 500 Stock Fund (the “Acquiring Fund”), a series of BlackRock Funds III, in exchange for the assumption by the Acquiring Fund of certain stated liabilities of the Fund and the issuance of shares of the Acquiring Fund, as detailed in the Reorganization Agreement, which shares will be distributed by your Fund to you on a pro rata basis in complete liquidation of your Fund.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact such other business as may properly be presented at the Special Meeting or any adjournment(s) or postponement(s) thereof.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
X
Signature
X
Signature, if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.